AMENDED AND RESTATED INVESTMENT AGREEMENT

      THIS INVESTMENT AGREEMENT (the "Agreement") is dated as of March 13, 2006, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (referred to as "Cornell" and/or a "Buyer"), and MEDICAL STAFFING SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company").


                                    RECITALS:

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, the Buyer previously purchased from the Company the following securities: (i) a twelve percent (12%) promissory note dated January 5, 2005 in the original principal amount of One Million Ninety Five Thousand Four Hundred Twenty Eight Dollars and Thirty Eight Cents ($1,095,428.38) and (ii) a twelve percent (12%) promissory note dated April 25, 2005 in the original principal amount of Five Hundred Six Thousand Nine Hundred Four Dollars and Eleven Cents ($506,904.11) (collectively referred to as the "Prior Securities"). On September 2, 2005 the Prior Securities were surrendered to the Company and converted into a single twelve percent (12%) Convertible Debenture in the principal amount of Two Million One Hundred Thirteen Thousand Three Hundred Thirty Two Dollars and Eleven Cents ($2,113,332.11) (the "September 2005 Convertible Debenture"), for consideration solely consisting of surrendering the Prior Securities, which represented the entire original principal amount of the Prior Securities;

      WHEREAS, on or about December 13, 2005, the Buyer surrendered the September 2005 Convertible Debenture under the December 13, 2005 Investment Agreement plus accrued and unpaid interest on the September 2005 Convertible Debenture through the date thereto ($2,113,332.11 in principal plus $70,869.00 as and for interest on the September 2005 Convertible Debenture, for a total amount equal to $2,184,201.11) for conversion into preferred stock and to purchase additional preferred stock as outlined below for the total purchase price of Three Million Dollars ($3,000,000);

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase up to Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A Preferred Shares (the "Series A Preferred Shares"), which shall be convertible into shares of the Company's common stock, par value $0.001 (the "Common Stock") (as converted, the "Conversion Shares") which amount shall solely consist of the surrendering of the September 2005 Convertible Debenture and an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89) was previously funded under the Investment Agreement dated December 13, 2005, and the additional amount of One Million Four Hundred Thousand Dollars ($1,400,000) shall be funded within five (5) business days following the date hereof (the "Closing"), for a total purchase price of up to Four Million Four Hundred Thousand Dollars ($4,400,000) (the "Purchase Price");

      WHEREAS, this Agreement shall amend and restate the Investment Agreement dated December 13, 2005 by the parties hereto;

      WHEREAS, the Company has authorized the following series of its preferred stock, par value $0.001 per share, the Series A Preferred Shares, which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and as converted, (the "Conversion Shares"), in accordance with the terms of the Company's Amended and Restated Certificate of Designations, Preferences, and Rights of the Series A Preferred Shares attached hereto as Exhibit A (the "Certificate of Designations");

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Investor Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent Instructions").

      NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF SHARES AND RELATED TRANSACTIONS.

      1.1 Purchase Price. The Purchase Price for the Series A Preferred Shares shall be paid to the Company in immediately available funds on the Closing Date (as set forth in Section 1.2 hereof. The Purchase Price shall be reduced by the fees described in Section 15.9 hereof.

      1.2 Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement and the Company shall issue and sell to the Buyers, as provided herein, and the Buyer shall purchase Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A Preferred Stock, which shall have the right and designations set forth on Exhibit A hereto, of which One Million Four Hundred Thousand Dollars ($1,400,000) shall be funded on the fifth (5th) business day following the date hereof (the "Closing Date"); provided, in no event shall the Closing Date occur prior to the satisfaction of the conditions precedent set forth in Sections 9, 10 and 11 hereof. The Closing Date shall take place at the offices of the Buyer or at such other place as may be mutually agreed upon by the Buyers and the Company. On the Closing Date, the Company shall deliver to the Buyers certificates representing the Series A Preferred Shares.

      1.3 Issuance of Shares. At the Closing, subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer 4,400,000 shares of Series A Preferred Stock, of which Three Million (3,000,000) shares of Series A Preferred Stock was previously delivered and One Million Four Hundred Thousand (1,400,000) shares of Series A Preferred Stock shall be delivered on the date hereof, which shall have the right and designations set forth on Exhibit A hereto. All of the Series A Preferred Shares and the Conversion Shares into which such the Series A Preferred Shares are convertible shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

2. ADDITIONAL AGREEMENTS.

      2.1 Investor Registration Rights Agreement. Contemporaneously with the execution and delivery of this Agreement the parties hereto are executing and delivering a Investor Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company shall register the Conversion Shares underlying the Series A Preferred Shares with the SEC.

      2.2 [INTENTIONALLY OMITTED] -

      2.3 Irrevocable Transfer Agent Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Irrevocable Transfer Agent Instructions, substantially in the form attached hereto as Exhibit D.

      2.4 Collectively the Investor Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, shall be referred to as the "Transaction Documents."

3. COVENANTS.

      3.1 Access and Inspection, Etc. The Company shall allow the Buyer and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as the Buyer may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish the Buyer such information concerning its affairs as the Buyer may reasonably request. The Company has caused and shall cause its personnel to assist the Buyer in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Company to be reasonably available to Buyer for such purposes.

      3.2 Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

      3.3 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement and the Transaction Documents that are dependent upon its actions.

      3.4 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Series A Preferred Shares and to consummate the transactions contemplated by this Agreement and the Transaction Documents.

4. NEGATIVE COVENANTS.

      The following covenants shall remain in effect for so long as the Series A Preferred Shares are outstanding:

      4.1 Lock-up Agreement. On the date hereof, the Company shall obtain from each officer and director of the Company a lock-up agreement in the form attached hereto as Exhibit D. Such lock-up agreement shall prohibit sales of the Company's Common Stock in excess of the volume limitations of Rule 144 for so long as the Series A Preferred Shares are outstanding.

      4.2 Use of Proceeds. The Company covenants to the Buyers that the net proceeds of the Closing shall be deposited with the Circuit Court for Fairfax County, Virginia in connection with the matter of Azmat Ali v. Telescience International Inc., Law No. 218574 (the "Litigation"), which Dr. Sahay individually is a party and a co-defendant thereto.

      4.3 No Merger or Sale of Business. The Company hereby agrees that it will not merge or consolidate with any person or entity, or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis in any twelve (12) month period, or liquidate, dissolve, recapitalize or reorganize.

      4.4 No Indebtedness. The Company shall not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for factoring of its receivables, trade payables or purchase money obligations incurred in the ordinary course of business.

      4.5 No Other Registration Statements. The Company shall not file any other registration statements on any form (including but not limited to Forms S-1, SB-2, S-3 and S-8) without the prior written consent of the Buyer.

      4.6 Restriction on Issuance of the Capital Stock. The Company covenants and agrees that, so long as any of the preferred stock remains outstanding, the Company shall not, without the prior consent of the Buyer, (i) issue or sell any common stock or preferred stock with or without consideration, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company or any subsidiary now existing or later created or acquired, except for any securities interest granted in correction of the factoring of the Company's receivables, or (iv) file any registration statements on Form S-8.

      4.7 Redemption. In the event that defendants in the Litigation prevail on the appeal and the net proceeds of the Closing held in escrow by the court shall be released to Dr. Sahay, the Company, through Dr. Sahay, shall redeem to Cornell the net proceeds of the Closing ($1,250,000) plus interest and other fees, along with a redemption premium of ten percent (10%) of the total amount redeemed, provided, however, Cornell consents to such redemption. Such redemption shall be at the sole discretion of Cornell and shall be made with five (5) days from the release of the escrowed funds in connection with the Appeal.

5. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

      To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to and covenants with the Buyers as follows:

      5.1 Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company.

      5.2 Capitalization and Related Matters.

            (a) As of the date hereof, the authorized capital stock of the Company consists of Three Hundred Million (300,000,000) shares of common stock, par value $0.001 per share and Thirty Million (30,000,000) shares of preferred shares, par value $0.001. As of the date hereof, the Company had One Hundred Seventy Seven Million Five Hundred Fifty Seven Thousand Eight Hundred Twenty Four (177,557,824) shares of common stock and Three Million (3,000,000) shares of Preferred Shares issued and outstanding. No Common Stock (i) was issued in violation of the preemptive rights of any shareholder, or (ii) is held as treasury stock.

            (b) Except as set forth in the Company's the Company's Form 10-KSB for the fiscal year ended December 31, 2004 and Form 10-QSB for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the "SEC Documents") there are no outstanding any securities convertible into Common Stock or any other capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "Securities Rights"). The
Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

            (c) The Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement, other than the Permitted Registration Rights Agreements.

      5.3 Subsidiaries and Investments.

            (a) The SEC Documents disclose with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and
(v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no securities rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed in the SEC Documents as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

            (b) Except as disclosed in SEC Documents, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

      5.4 Execution; No Inconsistent Agreements; Etc.

            (a) This Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company is a party, pursuant to which the Company otherwise receives benefits, or to which any of the properties of the Company is subject.

      5.5 Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

      5.6 Financial Statements.

            (a) All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "Company Financial Statements."

            (b) The Company Financial Statements have been and will be prepared in accordance with U.S. GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

      5.7 Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected in the SEC Documents, including the notes thereto, and (b) liabilities incurred in the ordinary course of business, none of which have had or will have a material adverse effect on the financial condition of the Company.

      5.8 Absence of Changes. Except as described in the SEC Documents and in the other Schedules to this Agreement:

            (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

            (b) the Company has complied with the covenants and restrictions set forth in this Agreement.

      5.9 Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the SEC Documents (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character except:
(a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no material default exists); (b) liens of real estate and personal property taxes; and (c) imperfections of title and Encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company or; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

      5.10 Compliance With Law. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

      5.11 Taxes. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports necessary and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, and all such returns will be complete and accurate when filed.

      5.12 Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

      5.13 Leases of Real Property. All material leases pursuant to which the Company is lessee or lessor of any real property (the "Leases") are listed in the SEC Documents and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyers are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

      5.14 Contingencies. Except as disclosed in the SEC Documents, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

      5.15 Products Liability; Warranties; Insurance. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a "Liability") that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty.

      5.16 Intellectual Property Rights.

            (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

            (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

            (c) neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

            (d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

            (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

            (f) As used herein, the term "Proprietary Rights" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed in the SEC Documents.

            (g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid.

      5.17 Material Contracts. The SEC Documents contain a complete list of all material contracts of the Company (the "Material Contracts"). Except as disclosed in the SEC Documents: (a) the Company has performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

      5.18 Employee Benefit Matters.

            (a) Except as disclosed in the SEC Documents, the Company does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

            (b) With respect to each employee benefit plan maintained on behalf of the Company (collectively, the "Employee Benefit Plans"), such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Company, threatened or anticipated involving such plan; (b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

            (c) The Company has timely made payment in full of all contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

      5.19 Possession of Franchises, Licenses, Etc. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

      5.20 Environmental Matters. Except as disclosed in the SEC Documents: (i) the Company is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

      5.21 Agreements and Transactions with Related Parties. Except as disclosed on the SEC Documents the Company is not, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in the SEC Documents, (a) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the business of the Company, and (b) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (i) which is or which within the last two (2) years has been a competitor, customer or supplier of, or has done business with, the Company, or (ii) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of the Company.

      5.22 Business Practices. Except as disclosed in the SEC Documents, the Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing" or the use or issuance of pro-forma or dummy invoices; or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

      5.23 Shareholder Matters. None of the matters set forth in this Agreement require the approval of the Company's shareholders.

      5.24 Full Disclosure. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.25 Authorized Shares of Common Stock. The Company shall within sixty
(60) days from the date hereof, increase its number of authorized shares of Common Stock to no less than One Billion (1,000,000,000) shares.

6. REPRESENTATIONS AND WARRANTIES OF THE BUYER:

      To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenant with the Company as follows:

      6.1 Organization. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

      6.2 Execution; No Inconsistent Agreements; Etc.

            (a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by the Buyer and this Agreement is a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

            (b) The execution and delivery of this Agreement by the Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which the Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

      6.3 Securities Laws.

            (a) The Buyer is purchasing the Series A Preferred Shares for investment purposes.

            (b) Investment Representations. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company's management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

            (c) The Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            (d) The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Series A Preferred Shares.

7. [INTENTIONALLY OMITTED]

8. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

      The obligation of the Buyer and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of the Buyer and the Company:

      8.1 Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving the Buyer or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyer.

      8.2 Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

9. CONDITIONS TO OBLIGATIONS OF THE BUYER.

      All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Buyers:

      9.1 Representations and Warranties. The representations and warranties contained in Section 5 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the Closing Date.

      9.2 Certificate of Designations, Preferences and Rights. The Company shall have filed the Certificate of Designations, Preferences and Rights for the Series A Preferred Shares with the Nevada Secretary of State and provided the Buyers a stamped filed copy.

      9.3 Compliance with Agreements and Conditions. The Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

      9.4 Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

      9.5 Board Approval. The Company's Board of Directors shall have taken the action required by them pursuant to this Agreement, including an amendment to the Company's articles of incorporation to adopt the rights and preferences of the Series A Preferred Shares, authorize issuance of the Series A Preferred Shares and the Conversion Shares to be issued upon conversion of the Series A Preferred Shares and the reservation of the shares of Conversion Shares to be issued upon conversion of the Series A Preferred Shares.

      9.6 Other Agreements. The Company shall have executed and delivered to the Buyers the Transaction Documents all in a form acceptable to the Buyer.

      9.7 Other Documents. The Company shall have delivered to the Buyer such other documents and instruments as the Buyer deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

      9.8 The Buyer shall have received an opinion of counsel from Counsel to the Company in a form satisfactory to the Buyer.

      9.9 The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the state in which the company is incorporated.

      9.10 The Company shall have provided to the Investor an acknowledgement, to the satisfaction of the Buyer, from the Company's independent certified public accountant as to the Company's ability to provide all consents required in order to file a registration statement in connection with this transaction.

      All documents delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

10. CONDITIONS TO OBLIGATIONS OF THE COMPANY.

      All of the obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Company:

      10.1 Representations and Warranties. The representations and warranties contained in Section 6 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

      10.2 Compliance with Agreements and Conditions. The Buyer shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by the Buyer prior to or on the Closing Date.

11. EVENTS OF DEAULT:

      11.1 An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

      11.2 The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision contained herein or in any Transaction Document (as defined in the Investment Agreement of even date herewith) which is not cured within any applicable cure period;

      11.3 The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

      11.4 The Company or any subsidiary of the Company shall default in any of its obligations under any other obligation or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

      11.5 The Common Stock shall cease to be quoted for trading or listed for trading on the Nasdaq OTC Bulletin Board ("OTC"), Nasdaq SmallCap Market, New York Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or

      11.6 The Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a conversion or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Series A Preferred Stock in accordance with the terms hereof.

      11.7 During the time that any portion of the Series A Preferred Stock is outstanding, if any Event of Default has occurred, all of the outstanding Series A Preferred Stock and dividends under the Series A Preferred Shares shall be immediately due and payable notwithstanding any limitations contained in the Certificate of Designations or the Transaction Documents, as this term is defined in the Investment Agreement. Upon an event of default the Holders shall have the right (but not the obligation) to convert the entire amount of the Series A Preferred Shares outstanding as provided for herein. Upon an Event of Default, notwithstanding any other provision contained herein or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, on the conversion or sale of the Series A Preferred Stock.

12. INDEMNITY.

      12.1 Indemnification by the Company. The Company (hereinafter collectively called the "Company Indemnitor") shall defend, indemnify and hold harmless the Buyer, its respective general partners, direct and indirect parent corporations, subsidiaries and affiliates, its officers, members, directors, employees, attorneys and agents (hereinafter collectively called the "Buyer Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Buyer Losses"), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

            (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Company contained in this Agreement or in any certificate, schedule, instrument or document delivered to the Buyer by or on behalf of the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

            (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the Company's balance sheet and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in; or (ii) arising or occurring between September 30, 2005 and the date of this Agreement, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

            (c) Indemnification by the Buyer. The Buyer (hereinafter called the "Buyer Indemnitor") shall defend, indemnify and hold harmless the Company, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees, attorneys and agents (hereinafter called "Company Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Company Losses"), suffered or incurred by Company Indemnitee by reason of or arising out of any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of the Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Company by or on behalf of the Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein).

      12.2 Defense of Claims.

            (a) Each party seeking indemnification hereunder (an "Indemnitee"):
(i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party's rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

            (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

            (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

      12.3 Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

13. TERMINATION.

      13.1 Termination. This Agreement may be terminated at any time on or prior to the Closing:

            (a) By mutual consent of the Buyer and the Company; or

            (b) At the election of the Buyer if: (i) a Company has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 3, 4 or 9 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five
(5) business days from the date hereof; or

            (c) At the election of the Company if: (i) the Buyer has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 9 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by within five (5) business days from the date hereof.

      13.2 Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Section 13 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 3.2 and 3.3; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

14. MISCELLANEOUS.

      14.1 Notices.

            (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

If to the Company, to:        Medical Staffing Solutions, Inc.
                              8150 Leesburg Pike, Suite 1200
                              Vienna, VA  22182
                              Attention:    Dr. B.B. Sahay, President
                              Telephone:    (703) 641-8890
                              Facsimile:    (703) 641-8949

With a copy to:               Kirkpatrick & Lockhart Nicholson Graham LLP
                              201 South Biscayne Boulevard - Suite 2000
                              Miami, FL  33131-2399
                              Attention:     Clayton E. Parker, Esq.
                              Telephone:     (305) 539-3300
                              Facsimile:     (305) 358-7095

      If the Buyer, to the address and facsimile numbers of Schedule I, with copies to Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

            (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

      14.2 Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

      14.3 Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

      14.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in the forum selected hereby.

      14.5 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

      14.6 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

      14.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

      14.8 Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

      14.9 Expenses.

            (a) Structuring Fees. The Company shall pay a structuring fee to Yorkville Advisors, LLC of Ten Thousand Dollars ($10,000), which shall be paid directly from the proceeds of the Closing.

            (b) Fees and Expenses. Each of the Company and the Buyers shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and all related documents to this transaction. The Company shall pay Yorkville Advisors LLC a fee equal to One Hundred Forty Thousand Dollars ($140,000), which shall be paid directly from the Closing.

            (c) The Company shall issue also issue to the Buyer warrants to purchase Eighty Million (80,000,000) shares of the Company's Common Stock as follows: (A) a warrant to purchase Thirty Million (30,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.005 per share; (B) a warrant to purchase Thirty Million (30,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.01 per share; (C) a warrant to purchase Ten Million (10,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.015 per share; and (D) a warrant to purchase Ten Million (10,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.02 per share (the shares of Common Stock underlying the above warrants and the shares underlying the warrant issued on December 13, 2005 shall collectively be referred to as the "Warrant Shares" and the above warrants and the warrant issued to the Buyer on December 13, 2005 shall collectively be referred to as the "Buyer's Warrant"). The shares of the Company's Common Stock issuable upon exercise of the Buyer's Warrant shall have "piggy-back" and demand registration rights.

      14.10 Finder's Fees. The Buyer represents to the Company that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission have been agreed to by the Buyer to be paid for or on account of the transactions contemplated hereby. The Company represents to the Buyer that no broker, agent, finder or other party has been retained by the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

      14.11 Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

      14.12 Currency. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

      14.13 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

      14.14 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

      14.15 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investment Agreement or caused this Investment Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                          COMPANY:

                                          MEDICAL STAFFING SOLUTIONS, INC.


                                          By:/s/ Dr. B.B. Sahay
                                             ---------------------------------
                                          Name:  Dr. B.B. Sahay
                                          Title: President


                                          CORNELL CAPITAL PARTNERS, LP

                                          BY:    YORKVILLE ADVISORS, LLC
                                          ITS:   GENERAL PARTNER


                                          By:/s/ Mark A. Angelo
                                             ---------------------------------
                                          Name:  Mark A. Angelo
                                          Its:   President and Portfolio Manager

                                    EXHIBIT A


          AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                        OF THE SERIES A PREFERRED SHARES

                                    EXHIBIT B


                 FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C


                  FORM IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                    EXHIBIT D

      The undersigned hereby agrees that for a period commencing on March ___, 2006 and expiring on the later of (a) the date that all amounts owed to the Buyers or any successors or assigns, under the Series A Preferred Shares issued to the Buyers pursuant to the Investment Agreement between the Company and the Buyers dated March___, 2006 have been paid or converted (the "Lock-up Period"), he, she or it will not, directly or indirectly, without the prior written consent of the Buyers, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of except pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").

      In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned's investment in the Company.

DATED: _______________, 2006             SIGNATURE



                                         Name:__________________________________
                                         Address:_______________________________
                                         City, State, Zip Code:_________________


                                         _______________________________________
                                         Print Social Security Number
                                         or Taxpayer I.D. Number

                                   SCHEDULE I


                               SCHEDULE OF BUYERS


                                                       ADDRESS/FACSIMILE
                     NAME                               NUMBER OF BUYERS                   AMOUNT OF SUBSCRIPTION
----------------------------------             ----------------------------------       ----------------------------

Cornell Capital Partners, LP                    101 Hudson Street - Suite 3700                       $4,400,000
                                                Jersey City, NJ 07303
                                                Attention: Mark Angelo
                                                Facsimile:(201) 985-8266

With a copy to: David Gonzalez, Esq.            101 Hudson Street - Suite 3700
                                                Jersey City, NJ 07302
                                                Facsimile:        (201) 985-8266








                                       I-1